UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: February 20, 2017
(Date of earliest event reported)
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Papa Murphy’s Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-36432 (Commission File Number)	27-2349094 (IRS Employer Identification No.)

8000 NE Parkway Drive, Suite 350 Vancouver, WA (Address of principal executive offices)	98662 (Zip Code)

(360) 260-7272
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously reported, on September 18, 2016 the Company’s Board of Directors (the “Board”) accepted the resignation of John Barr as a Class III Director, effective as of September 30, 2016. On February 20, 2017, the Board appointed Katherine L. Scherping to the Board as a Class III Director to fill the vacancy created by the resignation of Mr. Barr. Ms. Scherping will serve until the conclusion of the annual meeting of the stockholders of the Company held in 2017 or until her death, resignation or removal or the election and qualification of a successor. The Board also appointed Ms. Scherping to serve on the Audit Committee of the Board. The Company’s press release announcing Ms. Scherping’s appointment is attached hereto as Exhibit 99.1.
Ms. Scherping’s compensation will be consistent with that provided to all independent directors of the Company and will consist of a base annual retainer of $30,000, paid quarterly, an annual award of 3,000 shares of restricted stock subject to a one-year vesting term, and reimbursement for customary travel and out-of-pocket expenses. In addition, Ms. Scherping will enter into the Company's standard indemnification agreement, the form of which was filed as an exhibit to the Company's registration statement on Form S-1, as amended (Registration No. 333-194488).
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
99.1	Press Release dated February 21, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Mark Hutchens
	Name:	Mark Hutchens
	Title:	Chief Financial Officer

Date: February 21, 2017

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
99.1	Press Release dated February 21, 2017.